SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SEARS, ROEBUCK AND CO.
(Name of Registrant as Specified in Its charter)

________________________________________________
(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:
  ___________________________________________________________

2. Aggregate number of securities to which transaction applies:
  ___________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ___________________________________________________________

4. Proposed maximum aggregate value of transaction:
  ___________________________________________________________

5. Total fee paid:
  ___________________________________________________________

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:
  ___________________________________________________________

2. Form, Schedule or Registration Statement No.:
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3. Filing Party:
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4. Date Filed:
___________________________________________________________

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The following letter from the Chairman and Chief Executive Officer of the registrant is intended to be released to shareholders on April 30, 2004.  The letter may be deemed "soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

April 30, 2004

Dear Shareholder:

Proxy materials for the 2004 Annual Meeting of Shareholders of Sears, Roebuck and Co. were sent to you on March 22, 2004.

According to our records, your proxy card for this meeting, which is scheduled for Thursday, May 13, 2004, has not yet been received. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. Your Board of Directors recommends a vote FOR the Directors, appointment of Deloitte & Touche LLP, and AGAINST the three shareholder proposals.

Since time is short, we urge you to sign, date and mail the enclosed proxy in the return envelope provided promptly. Your interest and participation in the affairs of the Company is sincerely appreciated.

Thank you for your continued support.

Sincerely,

/s/ Alan J. Lacy
Alan J. Lacy
Chairman and Chief
Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.